EXHIBIT 2.2
                                     ___________

               Articles of Merger of Southern Security Bank Corporation into Southern Security Financial Corporation (under Delaware Law)

                                CERTIFICATE OF MERGER
                                          OF
                       SOUTHERN SECURITY FINANCIAL CORPORATION
                                         INTO
                       SOUTHERN SECURITY FINANCIAL CORPORATION
                  (UNDER SECTION 252 OF THE GENERAL CORPORATION LAW
                              OF THE STATE OF DELAWARE)


                    Southern Security Financial Corporation hereby certifies that:

          (1) The name and state of incorporation of each of the constituent corporations are:

               (a) Southern Security Bank Corporation, a Florida corporation; and

               (b) Southern Security Financial Corporation, a Delaware corporation.

          (2) A Plan and Agreement of merger has been approved, adopted, certified, executed and acknowledged by Southern Security Bank Corporation and by Southern Security Financial Corporation in accordance with the provisions of subsection
               (c) of Section 252 of the General Corporation Law of the State of Delaware.

          (3) The effective date of the merger shall be the filing date of this Certificate of Merger.

          (4) The name of the surviving corporation is Souther Security Financial Corporation.

          (5) The certificate of incorporation of southern Security Financial Corporation shall be the certificate of the surviving corporation.

          (6) The surviving corporation is a corporation of the State of Delaware.

          (7) The executed agreement of merger is on file at the principal place of business of Southern Security Financial Corporation at 278A New Dorp Lane, Staten Island, New York.

          (8) A copy of the agreement of merger will be furnished by Southern Security Financial Corporation on request and without cost, to any stockholder of Southern Security Financial Corporation or Southern Security Bank Corporation.

          (9) The authorized capital stock of Southern Security Financial Corporation is 30,000,000 shares of Class A Common Stock, $0.01 par value per share, 5,000,000 shares of Class B Common Stock, $0.01 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share. The authorized capital stock of Southern Security Bank Corporation is 20,000,000 shares of Class A Common Stock, $0.01 par value per share, 5,000,000 shares of Class B Common Stock, $0.01 par value per share, 1,200,000 shares of Series A Preferred Stock, $0.01 par value per share.

          IN WITNESS WHEREOF, Southern Security Financial Corporation has caused this certificate to be signed by Nancy Montanaro, its authorized officer, on the 10th day of November, 1997.

                                   SOUTHERN SECURITY FINANCIAL CORPORATION


                                   By: s/Nancy Montanaro
                                      ___________________________________
                                         Nancy Montanaro, President